SUB-ITEM 77Q3

AIM TRIMARK FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   10/31/2009
FILE NUMBER :        811-05426
SERIES NO.:          17

72DD.   1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A               $   306
        2    Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B               $    15
             Class C               $    17
             Class R               $     6
             Class Y               $     5
             Institutional Class   $    --

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
        1    Dividends from net investment income
             Class A                0.1633
        2    Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                0.0305
             Class C                0.0305
             Class R                0.1195
             Class Y                0.1641
             Institutional Class    0.2413

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                  1,331
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                   356
             Class C                   448
             Class R                    59
             Class Y                    22
             Institutional Class         1

74V.    1    Net asset value per share (to nearest cent)
             Class A               $  9.37
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B               $  9.16
             Class C               $  9.16
             Class R               $  9.32
             Class Y               $  9.39
             Institutional Class   $  9.44